EXHIBIT 10.14

Form of Restricted Stock Agreement between Varian, Inc. and Executive Officers

(used prior to December 4, 2006)

VARIAN, INC.

OMNIBUS STOCK PLAN

RESTRICTED STOCK AGREEMENT

Varian, Inc. (the “Company”) hereby grants you, [NAME OF EXECUTIVE OFFICER] (the “Employee”), shares of Restricted Stock (the “Shares”) under the Company’s Omnibus Stock Plan (the “Plan”). The date of this Agreement is [GRANT DATE] (the “Grant Date”). Subject to the provisions of Appendix A and of the Plan, the principal features of this grant are as follows:

Total Number of Shares of Restricted Stock:    [NUMBER A]

Scheduled Vesting Dates:	Number of Shares:

[DATE]	[100% of NUMBER A]

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Shares is contained in Paragraphs 4 through 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

VARIAN, INC.	EMPLOYEE
By
Name:	Name:
Title:	Home Address:

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK

1. Grant of Restricted Stock. The Company hereby grants to the Employee under the Plan, for past services and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an award of [NUMBER A] Shares of Restricted Stock, on the terms and conditions set forth in this Agreement and the Plan.

2. Shares Held in Escrow. Unless and until the Shares of Restricted Stock vest in the manner set forth in Paragraphs 3, 4 or 5, the Shares shall be issued in the name of the Employee and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its common stock to place a legend on the certificates representing the Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing the Shares shall not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

3. Number of Shares; Changes in Stock. The number and class of Shares specified in Paragraph 1 above are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares. In the event of any such merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, by virtue of which the Employee shall, in his or her capacity as owner of unvested Shares awarded to him or her under this Agreement (the “Prior Shares”), be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new or additional or different shares or securities shall thereupon be considered to be unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

4. Vesting Schedule. Except as otherwise provided in this Agreement, the Shares will vest on the third anniversary of the Grant Date. On any scheduled vesting date, vesting actually will only if the Employee has been continuously employed by the Company or an Affiliate from the Grant Date until such scheduled vesting date. Notwithstanding the foregoing, in the event of the Employee’s Termination of Service due to death or Disability, if the vesting of any of the Shares specified in Paragraph 1 had not yet vested, then such unvested Shares will vest on the date of the Employee’s Termination of Service.

5. Forfeiture. Except as expressly provided in Paragraph 4, and notwithstanding any contrary provision of this Agreement, the balance of the Shares which have not vested at the time of the Employee’s Termination of Service shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such Termination of Service.

6. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or an Affiliate, any distribution or delivery to be made to the Employee under this Agreement shall be made to the Employee’s designated beneficiary, or if either no beneficiary survives the Employee or the Committee does not permit beneficiary designations, to the administrator or executor of the Employees’ estate. Any designation of a beneficiary by the Employee shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this grant as set forth in this Agreement.

7. Payment of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to Paragraph 2 unless and until the Employee shall have delivered to the Company or its designated Affiliate the full amount of any federal, state or local income or other taxes which the Company or such Affiliate may be required by law to withhold with respect to such Shares.

8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Escrow Agent or the Employee. Except as provided in Paragraph 11, after such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Effect on Service. The Employee’s employment with the Company and its Affiliates is on an at-will basis only. Accordingly, subject to any written, express employment with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing or otherwise engaging the Employee. For purposes of this Agreement, the transfer of the employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Nothing herein contained shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 3120 Hansen Way, Palo Alto, California 94304, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except as otherwise expressly provided herein, this grant and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Conditions for Issuance of Certificates. The Shares deliverable to the Employee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for the Shares prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date as the Committee may establish from time to time for reasons of administrative convenience.

14. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

15. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

17. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

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